UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2006

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	44-0618012
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 24, 2006, O’Reilly Automotive, Inc. (“the Company”) issued a press release announcing that Tom McFall had been appointed as Senior Vice President Finance and Chief Financial Officer, effective May 31, 2006. Mr. McFall succeeds Jim Batten, who will retain the role of Treasurer.

Mr. McFall will receive an annual base salary of $200,000 and will be eligible to participate in the Company’s performance incentive plan with an annual target bonus of 30% of base salary. Mr. McFall will also receive a non-qualified stock option award of 50,000 shares of the Company’s common stock in accordance with the Company’s 2003 Incentive Plan. The Company will in connection with his appointment reimburse Mr. McFall for certain customary relocation expenses.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information set forth in "Item 1.01 Entry into a Material Definitive Agreement" is incorporated herein by reference.

Tom McFall has been appointed as Senior Vice President Finance and Chief Financial Officer, effective May 31, 2006. Mr. McFall succeeds Jim Batten, who will retain the role of Treasurer. Mr. McFall, age 36, joins O’Reilly from CSK Auto, where he served as CFO – Midwest Operation, following CSK’s recent acquisition of Murray’s Discount Auto Stores in Belleville, Michigan (“Murray’s”). Previously, Mr. McFall served Murray’s for 8 years as a key member of the company’s executive team as Controller, Vice President of Finance, and CFO, with direct responsibility for finance and accounting, distribution and logistics operations. Prior to joining Murray’s, Mr. McFall was Audit Manager with Ernst & Young, LLP in Detroit, Michigan. Mr. McFall graduated from Michigan State University in 1992 with a Bachelor’s Degree in Accounting and is a certified public accountant.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated May 24, 2006

The information in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2006	O’REILLY AUTOMOTIVE, INC.

By: /s/ James R. Batten
James R. Batten
Executive Vice President of Finance
Chief Financial Officer and Treasurer
(principal financial officer)

Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information contact:	Greg Henslee
Jim Batten
(417) 862-3333

_____________________________________________________________________________________________

O’REILLY AUTOMOTIVE, INC. NAMES NEW CFO

_____________________________________________________________________________________________

Springfield, MO, May 24, 2006 -- O’Reilly Automotive, Inc. (“O’Reilly” or “the Company”) (Nasdaq: ORLY) today announced that Tom McFall will be joining the Company May 31, 2006, as Senior Vice-President Finance/Chief Financial Officer (“CFO”). Mr. McFall succeeds Jim Batten, who will retain the role of Treasurer.

Mr. McFall joins O’Reilly from CSK Auto, where he served as CFO – Midwest Operation, following CSK’s recent acquisition of Murray’s Discount Auto Stores in Belleville, Michigan (Murray’s). Previously, Mr. McFall served Murray’s for 8 years as a key member of the company’s executive team as Controller, Vice President of Finance, and CFO, with direct responsibility for finance and accounting, distribution and logistics operations. Prior to joining Murray’s, Mr. McFall was Audit Manager with Ernst & Young, LLP in Detroit, Michigan. Mr. McFall graduated from Michigan State University in 1992 with a Bachelor’s Degree in Accounting and is a CPA. He is 36 years old.

Mr. Batten will remain with the Company as Treasurer and assist Mr. McFall in his transition to O’Reilly. He will continue to be involved with investor relations, financial reporting and will serve on the Company’s Finance Committee. He will ultimately transition to a less than full time role with the Company.

Greg Henslee, CEO and Co-President, stated “Tom McFall brings significant retail and automotive aftermarket industry experience to our Company and we look forward to his contributions toward our continued growth. We are very pleased with Jim’s plans to stay with the Company as Treasurer, which will ensure a smooth transition and allow Jim more personal time to spend with his wife and four children”.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 1,506 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of March 31, 2006.

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as “expect,” “believe,” “anticipate,” “should,” “plan,” “intend,” “estimate,” “project,” “will” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company’s Form 10-K for the year ended December 31, 2005, for more details.